UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2025

Eterna Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

On February 7, 2025, the board of directors of Eterna Therapeutics Inc. (the “Company”) set the date for the Company’s 2025 annual meeting of stockholders (the “Annual Meeting”) for May 1, 2025, which is more than 30 calendar days before the one-year anniversary of the Company’s 2024 annual meeting of stockholders. In light of the foregoing, and in accordance with the Company’s second amended and restated bylaws (the “Bylaws”), in order for any business to be brought before the Annual Meeting by a stockholder and for any person to be nominated for election to the Company’s board of directors at the Annual Meeting by a stockholder, such stockholder must notify the Company of such intention by notice received at the Company’s principal executive offices not later than the close of business on February 23, 2025. Stockholder proposals intended for inclusion in the Company’s proxy statement for the Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received at the Company’s principal executive offices no later than the close of business on February 23, 2025, which the Company believes is a reasonable time before it begins to print and mail proxy materials for the Annual Meeting. In addition, all such stockholder notices and stockholder proposals must conform to the applicable requirements of the Bylaws, the rules and regulations promulgated under the Exchange Act and other applicable law. All such notices and stockholder proposals are be directed to: Eterna Therapeutics Inc., Attention: Secretary, 1035 Cambridge Street, Suite 18A, Cambridge, MA 02141.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: February 13, 2025	By:	/s/ Sanjeev Luther
Sanjeev Luther President and Chief Executive Officer

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